Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We have issued our report dated February 10, 2005, accompanying the consolidated financial statements in the Annual Report of AMS Health Sciences, Inc. and subsidiaries on Form 10-KSB for the year ended December 31, 2005 which is incorporated by reference in this Registration Statement on Form S-3. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."


/s/ GRANT THORNTON LLP

Oklahoma City, Oklahoma
July 27, 2006